CREDIT SERVICES ORGANIZATION GUARANTY

THIS CREDIT SERVICES ORGANIZATION GUARANTY (this “CSO Guaranty”) is entered into as of September 29, 2017, by RISE CREDIT SERVICE OF OHIO, LLC (hereinafter referred to as "CSO"), to and for the benefit of REDPOINT ASSET FUNDING OHIO, LLC (hereinafter referred to as "Lender").

RECITALS

Whereas, CSO desires to provide Lender with respect to Lender’s Ohio lending program a guaranty as further described herein in furtherance of the credit services program of CSO, acting as a credit services organization, for providing credit services to borrowers pursuant to the Credit Services Agreement dated the date hereof between CSO and Lender (the “Credit Services Agreement”), including issuing guaranties on behalf of borrowers to enhance their credit, and brokering loans between Lender and borrowers pursuant to Lender’s Ohio lending program.

NOW, THEREFORE, in consideration of the extension of credit by Lender under Lender’s Ohio loan program to Ohio borrowers and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, CSO and Lender agree as follows:

1.    Guaranty. Pursuant to each credit services contract between CSO and each borrower with respect to loans offered by Lender under Lender’s Ohio lending program (each a “Loan”), and regardless of whether the credit services contract is cancelled, CSO agrees to, and hereby does, unconditionally guaranty, on behalf of the borrower, and for the benefit of Lender, the prompt payment of all amounts due under each Loan to Lender, including, without limitation, all principal, interest and accrued fees (the “Loan Guaranty Amount”).

2.    Assignment. On the Specified Date (as hereinafter defined), CSO will make payment to Lender on the guaranty for each defaulted Loan for the applicable Loan Guaranty Amount. Payment of the Loan Guaranty Amount shall be paid by ACH from CSO to Lender on a weekly basis on the Specified Date (or next business day if the Specified Date is not a business day). Upon payment of the Loan Guaranty Amount with respect to a defaulted Loan, such defaulted Loans will be assigned by Lender to CSO without recourse pursuant to a Master Assignment of Promissory Notes (the "Master Assignment") to be executed by CSO and Lender concurrently herewith. Following such assignment, all amounts paid by borrowers with respect to such defaulted Loans (including the proceeds of any new Loans made to borrowers by Lender for the purpose of refinancing such defaulted Loans) shall be for the account of CSO.

The Specified Date shall be as follows:

i.    The Specified Date shall be the day following the second successive missed payment, or in the case of the final scheduled payment of any Loan, the day following the due date of such final payment.

ii.    For all other defaults or upon the death or bankruptcy of the borrower, the Specified Date shall be the date of the default, or the date of the expiration of any applicable cure period, whichever is later.

3.    Settlement. The parties agree to settle all amounts due from one party to the other pursuant to this CSO Guaranty on a weekly basis, including any amounts owed by Lender to CSO as a result of CSO fees payable from Lender to CSO for loans funded. Any payment due from one party to the other under this

CSO Guaranty shall be made by an automatic clearinghouse transfer with next day settlement on the business day immediately succeeding the transaction date. The settlement, payment and assignment obligations of the parties under this CSO Guaranty and the Credit Services Agreement shall survive the termination of this CSO Guaranty and the Credit Services Agreement will remain in effect as long as any Loans remain unpaid or any party owes any amount to the other party under the Credit Services Agreement or this CSO Guaranty. Except as may otherwise be agreed to in writing by CSO and Lender, in the event of any default by either party of its payment obligations under the Credit Services Agreement or this CSO Guaranty, the non-defaulting party shall have the right, but not the obligation, to offset against its outstanding payment obligations owing to the defaulting party an amount equal to the amount of the defaulting party’s outstanding payment obligations owing to the non-defaulting party.

4.    Governing Law; Arbitration; Consent to Jurisdiction.
a.Governing Law and Jurisdiction. This CSO Guaranty shall be construed and performed in accordance with the laws of the State of Ohio, without reference to Ohio choice of law or conflicts of law. All parties agree that any arbitration or litigation related to this CSO Guaranty or any dispute between the parties will be conducted in Tarrant County, Texas, unless the parties mutually agree on another location. Each party consents to subject matter jurisdiction, personal jurisdiction and venue in Tarrant County, Texas.

b.Arbitration. Any controversy or claim arising out of or relating to this CSO Guaranty, or the breach thereof, shall be settled by binding arbitration administered by the American Arbitration Association (the “AAA”) under its Commercial Arbitration Rules, and any temporary or final judgment or award rendered by the arbitrator(s) may be entered in any state or federal court in Tarrant County, Texas. All parties expressly waive their right to a jury trial for any such claim.

c.    Injunctive and Other Relief. This agreement to arbitrate includes claims for injunctive relief, and the parties agree that the AAA has the jurisdiction and authority to grant temporary or preliminary injunctive relief pursuant to Rule 38 of the AAA Commercial Arbitration Rules. The parties agree that the arbitrator(s) shall not have the power to award punitive or exemplary damages for any claim or controversy.

d.    Fees and Expenses. The parties agree that the AAA Commercial Arbitration Rules govern the award of attorney fees and expenses, and hereby expressly permit the AAA arbitrator or panel to award reasonable and necessary attorney fees and expenses in their discretion to the prevailing party in their discretion.

e.    Confidentiality. At the request of either party, the arbitration proceedings and any award or judgment will be conducted in the utmost confidentiality; in such case all documents, testimony and records shall be received, heard and maintained by the arbitrator or panel in confidence, available for inspection only by the parties and their respective attorneys and experts, who agree to maintain such information in confidence.

f.    Joinder. Where applicable, all disputes hereunder shall be joined in or consolidated with the related proceeding(s), if any, among Lender and any affiliated entities.

5.    Waiver. Neither party hereto shall be deemed to have waived any of its rights, powers or remedies hereunder except in an express writing signed by an authorized agent or representative of the party to be charged with such waiver.

6.    Counterparts. This CSO Guaranty may be executed and delivered by the parties hereto in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. In proving this CSO Guaranty in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought. Delivery of a signature hereto by facsimile transmission or by e-mail transmission of a document in the form of an Adobe portable digital file (PDF) shall be as effective as delivery of a manually executed counterpart hereof, and any such facsimile or PDF signature shall be treated as an original signature to this Guaranty.

7.    Further Assurances. From time to time, the parties will execute and deliver to the other such additional documents and will provide such additional information as either may reasonably require carrying out the terms of this Guaranty.

8.    Amendments and Modifications; Entire Agreement. This CSO Guaranty may be amended or modified only by a writing signed by duly authorized representatives of each party and dated subsequent to the date hereof. This CSO Guaranty constitutes the entire agreement of the parties and shall supersede and merge all prior communications, representations, or agreements, either oral or written, between the parties hereto and thereto with respect to the subject matter hereof and thereof, except where survival of prior written agreements is expressly provided for herein or therein.

[SIGNATURE PAGE TO FOLLOW.]

In witness whereof, CSO has executed this CSO Guaranty as of the day and year first written above.

CSO:
RISE CREDIT SERVICE OF OHIO, LLC

By: /s/ Chris Lutes
Printed Name: Chris Lutes
Title: CFO

Agreed and Accepted:
REDPOINT ASSET FUNDING OHIO, LLC

By: /s/ Andy Thomas
Printed Name: Andy Thomas
Title: Managing Director